UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 14, 2012

MWI VETERINARY SUPPLY, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51468	02-0620757
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3041 W. Pasadena Dr. Boise, Idaho 83705

(Address of principal executive offices)   (Zip Code)

(208) 955-8930

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events.

On September 14, 2012, in response to a motion for preliminary injunction filed by MWI Veterinary Supply Co. (“MWI”) in the lawsuit pending in the United States District Court for the District of Idaho against Harold Wotton and Darroll Wotton (the “Defendants”), the Court issued an order enjoining the Defendants as well as their officers, agents, employees, attorneys, and all persons who are in active concert or participation with them from selling any veterinary orthopedic equipment, including (1) one-time consumables like sutures and bandages, (2) non-reusable items like implants and bone screws, or (3) reusable tools such as surgical scissors, scalpel blades or forceps in the United States, Canada, Germany and Dubai.  The Court’s injunction will last through January of 2014.  MWI’s lawsuit against the Defendants and the Defendants counterclaims against MWI are otherwise still pending in the United State District Court for the District of Idaho.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MWI VETERINARY SUPPLY, INC.
Date: September 17, 2012	By:	/s/ Mary Patricia B. Thompson
Mary Patricia B. Thompson
Senior Vice President of Finance and Administration, Chief Financial Officer